Rule 10F-3 Transactions	2Q2017
Name of Investment Adviser/Sub-Adviser:	JPMorgan Investment Management Inc.
Name of Fund:	LVIP JPMorgan High Yield Bond Fund

	13a (1)	13a (2)	13a (3)	13a (4)	13a (5)	13b	13b(2)	13c	13d	13e	13f(1)	13g	13h	Certification
Issuer (Company Name)	Registered Public Offering?	Government Securities?	Municipal Securities?	Foreign Offerings?	Rule 144A Offering?	Purchase price <= Offering price?	Purchase On/Before 4th Day Preceding Rights Offering Terminates?	Firm Commitment Underwriting?	Fair Commission, spread or profit?	Company Operational for 3 Years?	Fund’s Purchase Represents Less Than 25% of Total Offering?	No Affilated Underwirter was a Benficiary of the Sale	Information Timely Supplied for NSAR Reports?	Purchase Complied with Trust’s 10f-3 Procedures?
Booz Allen Hamilton Inc (BAH 5.125% May 1, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Cedar Fair, L.P. (FUN 5.375% April 15,2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Cenovus Energy Inc (CVECN 4.25% April 15, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Endo Designated Activity Company (ENDP 5.875% October 15, 2024 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Lennar Corporation (LEN 4.50% April 30, 2024)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Nustar Logistics LP (NSUS 5.625% April 28, 2027)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Tennant Company (TNC 5.625% May 1, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
EW Scripps Company (SSP 5.125% May 15, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Uniti Group Inc. (UNIT 7.125% December 15, 2024 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Park-Ohio Industries Inc (PKOH 6.625% April 15, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
1011778 B.C. Unlimited Liability Company and New Red Finance Inc. (BCULC 4.25% May 15, 2024 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Callon Petroleum Company (CPE 6.125% October 1, 2024 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Chesapeake Energy Corporation (CHK 8.00% June 15, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
CHS/Community Health Systems Inc. (CYH 6.25% March 31, 2023)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
FMG Resources AUG 2006 (FMGAU 4.75% May 15, 2022 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
FMG Resources AUG 2006 (FMGAU 5.125% May 15, 2024 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Molina Healthcare Inc. (MOH 4.875% June 15, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
The Chemours Company (CC 5.375% May 15, 2027)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
USG Corp (USG 4.875% June 1, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
HCA Inc (HCA 5.50% June 15, 2047)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Intelsat Jackson Holdings S.A. (INTEL 9.75% July 15, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
KFC Holding Co., Pizza Hut Holdings, LLC, Taco Bell of America, LLC (YUM 4.75% June 1, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Nokia Corp (NOKIA 3.375% June 12, 2022)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Nokia Corp (NOKIA 4.375% June 12, 2027)	Yes	No	No	No	No	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Sirius XM Radio Inc (SIRI 5.00% August 1, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Venator Finance S.a.r.l. (VNTR 5.75% July 15, 2025 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Zayo Group LLC and Zayo Capital, Inc. (ZAYOGR 5.75% January 15, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Verisign Inc (VRSN 4.75% July 15, 2027 144A)	No	No	No	No	Yes	Yes	N/A	Yes	Yes	Yes	Yes	Yes	Yes	Yes